UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 27, 2008
Date of Report (date of earliest event reported):
Capital Crossing Preferred Corporation
(Exact Name of Registrant as Specified in its Charter)
Massachusetts
(State or Other Jurisdiction of Incorporation)

000-25193 (Commission File Number)	04-3439366 (IRS Employer Identification No.)

101 Summer Street Boston, Massachusetts (Address of Principal Executive Offices)	02110 (Zip Code)
(617) 880-1000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 27, 2008, the Board of Directors of Capital Crossing Preferred Corporation (the “Corporation”) unanimously approved, subject to obtaining the approval of the Office of Thrift Supervision (“OTS”) to the extent required by law or regulation or policy of the OTS, the voluntary complete liquidation and dissolution of the Corporation as being advisable and in the best interests of the Corporation’s stockholders and adopted a Plan of Complete Liquidation and Dissolution of the Corporation (the “Plan”). Also on October 27, 2008, Lehman Brothers Bank, FSB (“Lehman Bank”), in its capacity as the holder of all of the outstanding common stock of the Corporation, approved the complete liquidation and dissolution of the Corporation and the Plan.
In connection with the Corporation’s anticipated liquidation, the Board of Directors approved the voluntarily delisting of the Corporation’s 8.50% Non-Cumulative Exchangeable Preferred Stock, Series D (“Series D Preferred Stock) from The NASDAQ Stock Market. On or before December 1, 2008, the Corporation intends to declare one or more liquidating distributions in cash to the holders of shares of Series D Preferred Stock representing the full liquidation preference on the Series D Preferred Stock of $25.00 per share, plus any accrued but unpaid dividends thereon from the beginning of the dividend period in which the liquidation occurs to the date of liquidation. The delisting of the Series D Preferred Stock is expected to occur concurrently with the consummation of the liquidation. The Corporation intends to mail a separate notice of the anticipated liquidation to each holder of shares of Series D Preferred Stock with additional details.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 27, 2008, Nancy E. Coyle and Lonnie Rothbort each resigned as a director of the Corporation. Additionally, on October 27, 2008, Ms. Coyle resigned as President of the Corporation, effective as of October 30, 2008, Mr. Rothbort resigned as Chief Financial Officer of the Corporation, effective as of October 31, 2008, and Jocelyn K. DeMaria resigned as Controller of the Corporation, effective as of October 31, 2008.
On October 30, 2008, the Board of Directors of the Corporation elected Daniel Wallace, age 38, as President of the Corporation. Mr. Wallace has been a director of the Corporation since March 2008 and will remain as a director of the Corporation. He is an employee of Lehman Bank and receives no separate compensation from the Corporation for his services. He is Chief Executive Officer of the Capital Crossing division of Lehman Bank. Mr. Wallace has served in a variety of capacities at Lehman Brothers Inc. and Lehman Bank since 1992. He serves as an officer and director of the Corporation so long as he is an employee of Lehman Bank.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL CROSSING PREFERRED CORPORATION
Date: October 31, 2008	By:	/s/ Daniel Wallace
Daniel Wallace
President